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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:    SARA CRONIN

PHONE:      713.475.5214

                  TEXAS PETROCHEMICALS HOLDINGS, INC. ANNOUNCES
                         CHANGES IN EXECUTIVE MANAGEMENT

HOUSTON (APRIL 17, 2003) - Texas Petrochemicals Holdings, Inc. announced today changes in its executive management team.

      Bill W. Waycaster, 64, president and CEO since 1992, announced his retirement effective Friday, April 18, 2003. He is succeeded by Carl S. Stutts, former executive vice president and CFO.

      Arthur W. Peabody, Jr., retired former executive of Union Texas Petroleum, was elected chairman of the board effective Thursday, May 1, 2003. Mr. Peabody succeeds William A. McMinn, who will remain a member of the board.

      "I am pleased by the initiatives currently underway by TPC to respond to current market conditions affecting its products, including the decreasing demand for one of our key products, MTBE. Now that these initiatives are underway, it is time for me to transfer the reins to my successor and to the management team in place. I have great confidence in this next team of leaders who are highly qualified to execute on the business plan," said Mr. Waycaster. "Though I am entering retirement, as a company shareholder, I will continue to have a vested interest in TPC and do all I can do to ensure its future success."